SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 3, 2014

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6363 South Fiddlers Green Circle, Greenwood Village, CO 80111

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(b)   Engagement of New Independent Registered Public Accounting Firm

Newmont Mining Corporation (the “Company”) previously reported on Form 8-K, dated June 5, 2014, that the Audit Committee (the “Committee”) of the Company’s Board of Directors determined that Ernst & Young LLP (“EY”) will be appointed as its independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015 and dismissed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, subject to completion of services for the fiscal year ending December 31, 2014.

The Committee informed EY of the Committee’s decision at such time, but the formal audit engagement remained subject to completion of certain acceptance procedures. On September 3, 2014, EY completed its acceptance procedures and the Company, through the Committee, formally engaged EY as its independent registered public accounting firm for the fiscal year ended December 31, 2015.

During the Company’s two most recent fiscal years ended December 31, 2012 and 2013, and during the subsequent interim period through September 3, 2014, neither the Company, nor anyone on its behalf, has consulted EY with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Laurie Brlas
Name:	Laurie Brlas
Title:	Executive Vice President and Chief Financial Officer

Dated: September 3, 2014

3